Exhibit 10.22

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Robert L. Kayl (“Executive”) and Tesco Corporation entered into the Employment Agreement dated August 18, 2008 and as amended on March 15, 2009 (the “Agreement”); and

WHEREAS, Section 7(i)(v) of the Agreement has an error with respect to the timing of payment and no amount is vested thereunder and the parties desire to amend Section 7(f) of the Agreement to add requirements under new guidance from the Internal Revenue Service;

NOW, THEREFORE in consideration of mutual covenants herein contained, it is agreed that the Agreement shall be amended as follows:

1.	Section 7(f) shall be amended to add the following at the end thereof:

“Notwithstanding anything herein to the contrary, to the extent any amounts payable under Sections 7(c), (d) or (e) are deferred compensation and not otherwise exempt from the requirements of Code Section 409A, no payment will be paid or commence to be paid hereunder until the date which is the 60th day after the Date of Termination.”

2.	Section 7(i)(v) shall be amended so that the word “second” shall be replaced with the word “first” in each place in which it occurs.

This Second Amendment may be executed by portable document format (pdf) or facsimile signature which signature shall be binding on the parties hereto.

WHEREAS, the parties have executed this Second Amendment effective as of December 31, 2010.

EXECUTIVE                                                                                     TESCO CORPORATION

ROBERT L. KAYL

/s/ Robert L. Kayl                                                      By: /s/ Julio M. Quintana
Robert L. Kayl                                                                                     Julio M. Quintana
President and CEO